CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Glenn Kelman, Chief Executive Officer of Redfin Corporation (the “Company”), certify pursuant to 18 U.S.C. Section 1350 that, to my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2022

/s/ Glenn Kelman
Glenn Kelman
Chief Executive Officer